UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 23, 2015

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 23, 2015, Lucas Energy, Inc. (the “Company”, “we” and “us”) entered into a letter agreement (the “Letter Agreement”), with Louise H. Rogers, the Company’s senior lender pursuant to that certain Letter Loan Agreement and Promissory Note, as amended by the Amended Letter Loan Agreement and Amended and Restated Promissory Note effective April 29, 2014, and the Second Amended Letter Loan Agreement and Second Amended and Restated Promissory Note effective November 13, 2014.

Pursuant to the Letter Agreement, the parties agreed that the interest payments due under the promissory note for January, February and March 2015 (which January and February 2015 interest payments were not previously made by the Company) would be added to the principal amount of the promissory note and be due at maturity; and that interest only payments on the promissory note at the rate of 12% per annum (compared to 15% per annum pursuant to the Second Amended and Restated Promissory Note, and 18% per annum as a result of various events of default which occurred under the loan documents prior to the parties’ entry into the Letter Agreement) would be due between April 2015 and August 2015 (compared to the terms of the Second Amended and Restated Promissory Note, which required amortizing principal payments every month between December 2014 and August 2015 (which amortizing payments we failed to pay from December to February 2015).

The Letter Agreement also provides us the right to extend the maturity date of the promissory note to September 13, 2015, by paying an extension fee of 2% of the remaining balance of the note on or before the current maturity date (August 13, 2015), and to thereafter further extend the maturity date of the promissory note to October 13, 2015, by paying an additional extension fee of 2% of the then remaining balance of the note on or before the September 13, 2015 extended maturity date.

We also agreed to pay the lender all current and past due credit administration and legal fees, a $50,000 loan amendment fee upon final repayment of the promissory note, and to require that the newly formed entity (“Newco”) which we plan to form with Victory Energy Corporation (“Victory”)(in connection with our planned merger, and prior to the consummation of such merger, our planned arrangement whereby Victory will fund various of our wells), to provide the lender a promissory note in the amount of $250,000, payable within 90 days following the termination of our proposed merger transaction with Victory, provided that if the planned merger transaction with Victory is consummated, such promissory note will be cancelled, provided further that we will still owe the lender all amounts due under our Letter Loan Agreement and promissory note, each as amended, with the Lender.

Additionally pursuant to the Letter Agreement, the lender released her mortgage on various of our Penn Virginia and Karnes County wells in connection with a planned assignment of such wells and rights thereunder to Newco, provided that once the merger is completed, such wells shall once again be subject to the first priority security interest of the lender.

Finally, we agreed to pay the lender any and all break-up fees we are paid under the terms of our letter of intent with Victory in the event the planned merger does not close, if any.

The lender agreed to waive the prior defaults under the promissory note upon the parties’ entry into the new agreements.

The Letter Agreement provides that definitive documentation memorizing the above terms and conditions would be finalized and executed by the parties within seven to fourteen days of the date of the Letter Agreement.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text thereof which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On February 24, 2015, the Company issued a press release discussing the Company’s entry into the Letter Agreement and the terms thereof.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information responsive to Item 8.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1*	Letter Agreement between Lucas Energy, Inc. and Louise H. Rogers dated February 23, 2015
99.1**	Press Release dated February 24, 2015

* Filed herewith.
** Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: February 24, 2015

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1*	Letter Agreement between Lucas Energy, Inc. and Louise H. Rogers dated February 23, 2015
99.1**	Press Release dated February 24, 2015

* Filed herewith.
** Furnished herewith.